EXHIBIT 23.1


March 7, 2001

CONSENT OF INDEPENDENT AUDITORS


G. Brad Beckstead, P.C., CPA
Certified Public Accountant


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 550,000 Shares of Common stock of ModernGroove Entertainment, Inc., under a certain "Consulting Agreements" with Arthur. W. Skagen and Matthew Carley and to the incorporation by reference therein of our future reports for the Company, as we are replacing the former accountant, who recently died. The former accountant for the Company, who died on January 27, 2001, prepared the financial reports dated December 31, 1999, and March 31, 2000 and June 30, 2000, and September 30, 2000 with respect to the consolidated financial statements of the Company included in its Registration Statement and annual report on Form 10-SB and Form 10-KSB and the quarterly report filed with the Securities and Exchange Commission.


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

March 7, 2001

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